UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2019

ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 22, 2019, Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), and its manager, Ares Commercial Real Estate Management LLC, a Delaware limited liability company, entered into an equity distribution agreement (the “Equity Distribution Agreement”) with JMP Securities LLC and Raymond James & Associates, Inc. (collectively the “Placement Agents”), pursuant to which the Company may offer and sell, from time to time, through the Placement Agents or directly to the Placement Agents, acting as principals, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $100.0 million (the “Shares”). The Company’s current intention is to only sell any Shares under the Equity Distribution Agreement at or above book value from time to time in the market. Any Shares sold under the Equity Distribution Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333- 232742), initially filed with the Securities and Exchange Commission (“SEC”) on June 19, 2019, the base prospectus filed as part of such registration statement on August 2, 2019 and the prospectus supplement, dated November 22, 2019, filed by the Company with the SEC or a subsequent registration statement on Form S-3.
The Company is not obligated to sell any Shares under the Equity Distribution Agreement. None of the Placement Agents are required to sell any specific number of or dollar amount of Shares. Each Placement Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares from time to time under the terms and subject to the conditions set forth in the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, sales of Shares, if any, may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on or through the New York Stock Exchange, sales made to or through market makers and sales made through any other existing trading market or electronic communications network, and by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as the Company and the Placement Agents may agree.
The Company will pay the Placement Agent a commission of up to 2.0% of the aggregate gross proceeds from each sale of Shares for which such Placement Agent acts as an agent and/or principal under the terms of the Equity Distribution Agreement. The Company has agreed to provide the Placement Agents with customary indemnification and contribution rights and certain expense reimbursements.
The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, the Manager and the Placement Agents. The Equity Distribution Agreement may be terminated by the relevant Placement Agent or the Company at any time upon notice to the other party, or by the relevant Placement Agent at any time in certain circumstances, including any suspension or limitation on the trading of the Company’s common stock on the New York Stock Exchange.
The foregoing description is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.
Venable LLP has issued an opinion, dated November 22, 2019, to the Company regarding certain legal matters with respect to the at-the-market offering, a copy of which is filed as Exhibit 5.1 hereto.
Kirkland & Ellis LLP has issued an opinion, dated November 22, 2019, to the Company regarding certain tax matters with respect to the at-the-market offering, a copy of which is filed as Exhibit 8.1 hereto.
This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Equity Distribution Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1
Equity Distribution Agreement, dated as of November 22, 2019, by and among Ares Commercial Real Estate Corporation, Ares Commercial Real Estate Management LLC, JMP Securities LLC and Raymond James & Associates, Inc.

5.1	Opinion of Venable LLP
8.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Kirkland & Ellis LLP (contained in the opinion filed as Exhibit 8.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: November 22, 2019	By:	/s/ Anton Feingold
Name: Anton Feingold
Title: General Counsel and Secretary